Exhibit 99.1

Media Contact	August 5, 2026
Polly Manuel, 205 969-4532
polly.manuel@encompasshealth.com

Investor Relations Contact
Mark Miller, 205 970-5860
mark.miller@encompasshealth.com

Encompass Health reports results for second quarter 2026
Increases full-year guidance
Announces increase in common stock repurchase authorization

BIRMINGHAM, Ala. - Encompass Health Corporation (NYSE: EHC), the largest owner and operator of inpatient rehabilitation hospitals in the United States, today reported its results of operations for the second quarter ended June 30, 2026.
Summary results

			Growth
	Q2 2026	Q2 2025	Dollars	Percent
	(In Millions, Except Per Share Data)
Net operating revenue	$1,597.4	$1,457.7	$139.7	9.6%
Income from continuing operations attributable to Encompass Health per diluted share	1.55	1.40	0.15	10.7%
Adjusted earnings per share	1.55	1.40	0.15	10.7%
Cash flows provided by operating activities	282.6	270.2	12.4	4.6%
Adjusted EBITDA	348.0	318.6	29.4	9.2%
Adjusted free cash flow	177.0	185.9	(8.9)	(4.8)%

(Actual Amounts)
Discharges	68,895	65,237		5.6%
Same-store discharge growth				2.8%
Net patient revenue per discharge	$22,521	$21,670		3.9%
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
“We are very pleased with our performance for the second quarter, as revenue increased 9.6% and Adjusted EBITDA grew 9.2%,” said Mark Tarr, President and Chief Executive Officer. “Through the first half of the year, we have opened three hospitals totaling 139 beds and added 54 beds to existing hospitals. We expect to open five additional hospitals and add more than 100 beds to existing facilities before year end, further increasing access to high-quality inpatient rehabilitation care. Our value proposition and disciplined operating strategy continue to be validated, and we remain highly optimistic about the long-term prospects of our business.”

1

2026 Guidance
The Company increased its full-year guidance as follows:

Full-Year 2026 Guidance
	Previous Guidance	Updated Guidance
(In Millions, Except Per Share Data)
Net operating revenue	$6,375 to $6,470	$6,410 to $6,490
Adjusted EBITDA	$1,350 to $1,380	$1,365 to $1,395
Adjusted earnings per share from continuing operations attributable to Encompass Health	$5.89 to $6.11	$6.02 to $6.25
For considerations regarding the Company’s 2026 guidance, see the supplemental information posted on the Company’s website at http://investor.encompasshealth.com. See also the “Other information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Common stock repurchase authorization
On July 23, 2026, the Company’s board of directors approved an increase in the aggregate common stock repurchase authorization to $1 billion. The Company repurchased $145.8 million of its common stock year to date and had approximately $188 million remaining under the prior authorization as of June 30, 2026.
Earnings conference call and webcast
The Company will host an investor conference call at 10:00 a.m. Eastern Time on Thursday, August 6, 2026 to discuss its results for the second quarter of 2026. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 833 354-6854 and giving the conference ID EHCQ226. International callers should dial 785 838-9343 and give the same conference ID. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
Encompass Health (NYSE: EHC) is the largest owner and operator of inpatient rehabilitation hospitals in the United States. With a national footprint that includes 176 hospitals in 39 states and Puerto Rico, the Company provides high-quality, compassionate rehabilitative care for patients recovering from a major injury or illness, using advanced technology and innovative treatments to maximize recovery. Encompass Health is recognized by Newsweek as America’s Most Awarded Leader in Inpatient Rehabilitation and is ranked among Fortune's World’s Most Admired Companies™1 and Forbes’ America’s Best Companies. It is also recognized by Becker’s Healthcare and Modern Healthcare as a top healthcare employer. For more information, visit encompasshealth.com, or follow us on our newsroom, X, Instagram and Facebook.

1 From Fortune. © 2026 Fortune Media IP Limited. All rights reserved. Fortune® is a registered trademark and Fortune World’s Most Admired Companies™ is trademark of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Encompass Health.

2

Other information
The information in this press release is summarized and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “June 2026 Form 10-Q”), when filed, as well as the Company’s Current Report on Form 8-K filed on August 5, 2026 (the “Q2 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its August 6, 2026 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise not indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be not indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company’s results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2026 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:
•Interest expense and amortization of debt discounts and fees - approximately $130 million
•Amortization of debt-related items - approximately $10 million
The Q2 Earnings Form 8-K and, when filed, the June 2026 Form 10-Q can be found on the Company’s website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

3

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In Millions, Except Per Share Data)
Net operating revenues	$1,597.4	$1,457.7	$3,184.0	$2,913.1
Operating expenses:
Salaries and benefits	820.3	767.7	1,638.4	1,530.0
Other operating expenses	254.9	213.8	496.8	431.3
Occupancy costs	14.7	14.7	29.9	29.6
Supplies	66.1	63.1	130.4	125.3
General and administrative expenses	62.6	59.4	120.8	111.7
Depreciation and amortization	90.4	79.9	177.7	159.1
Total operating expenses	1,309.0	1,198.6	2,594.0	2,387.0
Loss on early extinguishment of debt	3.2	—	3.4	—
Interest expense and amortization of debt discounts and fees	32.8	30.4	64.6	62.2
Other income	(9.1)	(6.7)	(27.8)	(9.2)
Equity in net income of nonconsolidated affiliates	(0.1)	(1.4)	(0.5)	(2.3)
Income from continuing operations before income tax expense	261.6	236.8	550.3	475.4
Provision for income tax expense	53.6	51.0	110.0	92.6
Income from continuing operations	208.0	185.8	440.3	382.8
(Loss) income from discontinued operations, net of tax	(0.6)	(0.9)	15.3	(1.4)
Net income	207.4	184.9	455.6	381.4
Less: Net income attributable to noncontrolling interests	(53.5)	(42.8)	(107.2)	(87.8)
Net income attributable to Encompass Health	$153.9	$142.1	$348.4	$293.6

Weighted average common shares outstanding:
Basic	98.8	100.6	99.0	100.6
Diluted	100.0	102.3	100.3	102.2
Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.56	$1.42	$3.36	$2.92
Discontinued operations	(0.01)	(0.01)	0.15	(0.01)
Net income	$1.55	$1.41	$3.51	$2.91
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$1.55	$1.40	$3.32	$2.88
Discontinued operations	(0.01)	(0.01)	0.15	(0.01)
Net income	$1.54	$1.39	$3.47	$2.87

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$154.5	$143.0	$333.1	$295.0
(Loss) income from discontinued operations, net of tax	(0.6)	(0.9)	15.3	(1.4)
Net income attributable to Encompass Health	$153.9	$142.1	$348.4	$293.6

4

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2026	December 31, 2025
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$107.7	$72.2
Restricted cash	25.8	30.7
Accounts receivable	687.3	619.2
Other current assets	220.2	183.8
Total current assets	1,041.0	905.9
Property and equipment, net	4,341.7	4,101.6
Operating lease right-of-use assets	198.2	212.6
Goodwill	1,323.5	1,317.6
Intangible assets, net	306.8	308.3
Other long-term assets	246.3	243.7
Total assets	$7,457.5	$7,089.7
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$35.9	$43.6
Current operating lease liabilities	27.5	26.5
Accounts payable	221.6	178.2
Accrued expenses and other current liabilities	588.4	588.1
Total current liabilities	873.4	836.4
Long-term debt, net of current portion	2,598.1	2,447.2
Long-term operating lease liabilities	180.8	196.6
Deferred income tax liabilities	131.9	126.8
Other long-term liabilities	212.2	206.9
Total liabilities	3,996.4	3,813.9
Commitments and contingencies
Redeemable noncontrolling interests	57.9	58.3
Shareholders’ equity:
Encompass Health shareholders’ equity	2,597.7	2,438.2
Noncontrolling interests	805.5	779.3
Total shareholders’ equity	3,403.2	3,217.5
Total liabilities and shareholders’ equity	$7,457.5	$7,089.7

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2026	2025
	(In Millions)
Cash flows from operating activities:
Net income	$455.6	$381.4
(Income) loss from discontinued operations, net of tax	(15.3)	1.4
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	177.7	159.1
Loss on early extinguishment of debt	3.4	—
Stock-based compensation	25.3	23.8
Deferred tax expense	5.4	5.3
Gain on investments	(22.6)	(3.2)
Other, net	6.8	4.3
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(63.4)	(15.7)
Other assets	(28.4)	(16.5)
Accounts payable	20.3	(2.5)
Other liabilities	10.6	23.3
Net cash provided by (used in) operating activities of discontinued operations	20.3	(1.9)
Total adjustments	155.4	176.0
Net cash provided by operating activities	595.7	558.8
Cash flows from investing activities:
Purchases of property, equipment, and intangible assets	(382.7)	(320.0)
Proceeds from sale of restricted investments	59.6	132.0
Purchases of restricted investments	(54.5)	(127.8)
Other, net	(8.1)	(8.1)
Net cash used in investing activities	(385.7)	(323.9)
Cash flows from financing activities:
Proceeds from bond issuance	500.0	—
Principal payments on debt, including pre-payments	(411.8)	(10.7)
Borrowings on revolving credit facility	670.0	60.0
Payments on revolving credit facility	(600.0)	(80.0)
Principal payments under finance lease obligations	(12.9)	(11.6)
Debt amendment and issuance costs	(11.8)	—
Repurchases of common stock, including fees and expenses	(145.8)	(56.8)
Dividends paid on common stock	(39.2)	(35.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(98.1)	(73.3)
Taxes paid on behalf of employees for shares withheld	(30.9)	(19.9)
Other, net	1.1	6.8
Net cash used in financing activities	(179.4)	(220.6)
Increase in cash, cash equivalents, and restricted cash	30.6	14.3
Cash, cash equivalents, and restricted cash at beginning of period	102.9	123.1
Cash, cash equivalents, and restricted cash at end of period	$133.5	$137.4

6

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$348.0	$318.6	$696.8	$632.2
Depreciation and amortization	(90.4)	(79.9)	(177.7)	(159.1)
Interest expense and amortization of debt discounts and fees	(32.8)	(30.4)	(64.6)	(62.2)
Stock-based compensation	(13.8)	(14.3)	(25.3)	(23.8)
Loss on disposal or impairment of assets	(2.1)	(0.3)	(2.4)	(0.5)
	208.9	193.7	426.8	386.6
Items not indicative of ongoing operating performance:
Loss on early extinguishment of debt	(3.2)	—	(3.4)	—
Change in fair market value of marketable securities	2.4	0.3	2.2	1.0
Gain on sale of Gamma Knife	—	—	17.5	—
Pre-tax income	208.1	194.0	443.1	387.6
Income tax expense	(53.6)	(51.0)	(110.0)	(92.6)
Income from continuing operations (1)	$154.5	$143.0	$333.1	$295.0

Basic shares	98.8	100.6	99.0	100.6
Diluted shares	100.0	102.3	100.3	102.2

Basic earnings per share (1)	$1.56	$1.42	$3.36	$2.92
Diluted earnings per share (1)	$1.55	$1.40	$3.32	$2.88
(1)Income from continuing operations attributable to Encompass Health

7

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Earnings per share, as reported	$1.55	$1.40	$3.32	$2.88
Adjustments, net of tax:
Income tax adjustments	(0.01)	—	(0.05)	(0.11)
Loss on early extinguishment of debt	0.02	—	0.02	—
Change in fair market value of marketable securities	(0.02)	—	(0.02)	(0.01)
Gain on sale of Gamma Knife	—	—	(0.13)	—
Adjusted earnings per share*	$1.55	$1.40	$3.15	$2.77
*    Adjusted EPS may not sum due to rounding.

8

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In Millions)
Net cash provided by operating activities	$282.6	$270.2	$595.7	$558.8
Interest expense and amortization of debt discounts and fees	32.8	30.4	64.6	62.2
Gain on investments, excluding impairments	6.4	3.3	22.6	3.2
Equity in net income of nonconsolidated affiliates	0.1	1.4	0.5	2.3
Net income attributable to noncontrolling interests in continuing operations	(53.5)	(42.8)	(107.2)	(87.8)
Amortization of debt-related items	(2.2)	(2.4)	(4.6)	(4.8)
Distributions from nonconsolidated affiliates	(0.1)	(0.9)	(0.2)	(1.4)
Current portion of income tax expense	56.7	54.5	104.6	87.3
Change in assets and liabilities	27.1	3.9	60.9	11.4
Cash used in (provided by) operating activities of discontinued operations	0.9	1.2	(20.3)	1.9
Change in fair market value of marketable securities	(2.4)	(0.3)	(2.2)	(1.0)
Gain on sale of Gamma Knife	—	—	(17.5)	—
Other	(0.4)	0.1	(0.1)	0.1
Adjusted EBITDA	$348.0	$318.6	$696.8	$632.2

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2026
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Change in Fair Market Value of Marketable Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$348.0	$—	$—	$—	$348.0
Depreciation and amortization	(90.4)	—	—	—	(90.4)
Interest expense and amortization of debt discounts and fees	(32.8)	—	—	—	(32.8)
Stock-based compensation	(13.8)	—	—	—	(13.8)
Loss on disposal or impairment of assets	(2.1)	—	—	—	(2.1)
Loss on early extinguishment of debt	(3.2)	3.2	—	—	—
Change in fair market value of marketable securities	2.4	—	—	(2.4)	—
Income from continuing operations before income tax expense	208.1	3.2	—	(2.4)	208.9
Provision for income tax expense	(53.6)	(0.8)	(0.5)	0.6	(54.3)
Income from continuing operations attributable to Encompass Health	$154.5	$2.4	$(0.5)	$(1.8)	$154.6
Diluted earnings per share from continuing operations**	$1.55	$0.02	$(0.01)	$(0.02)	$1.55
Diluted shares used in calculation	100.0

*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

10

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2025
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Marketable Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$318.6	$—	$—	$318.6
Depreciation and amortization	(79.9)	—	—	(79.9)
Interest expense and amortization of debt discounts and fees	(30.4)	—	—	(30.4)
Stock-based compensation	(14.3)	—	—	(14.3)
Loss on disposal or impairment of assets	(0.3)	—	—	(0.3)
Change in fair market value of marketable securities	0.3	—	(0.3)	—
Income from continuing operations before income tax expense	194.0	—	(0.3)	193.7
Provision for income tax expense	(51.0)	0.4	0.1	(50.5)
Income from continuing operations attributable to Encompass Health	$143.0	$0.4	$(0.2)	$143.2
Diluted earnings per share from continuing operations**	$1.40	$—	$—	$1.40
Diluted shares used in calculation	102.3

*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

11

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2026
		Adjustments
	As Reported	Loss on Early Exting. of Debt	Income Tax Adjustments	Change in Fair Market Value of Marketable Securities	Gain on Sale of Gamma Knife	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$696.8	$—	$—	$—	$—	$696.8
Depreciation and amortization	(177.7)	—	—	—	—	(177.7)
Interest expense and amortization of debt discounts and fees	(64.6)	—	—	—	—	(64.6)
Stock-based compensation	(25.3)	—	—	—	—	(25.3)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	(2.4)
Loss on early extinguishment of debt	(3.4)	3.4	—	—	—	—
Change in fair market value of marketable securities	2.2	—	—	(2.2)	—	—
Gain on sale of Gamma Knife	17.5	—	—	—	(17.5)	—
Income from continuing operations before income tax expense	443.1	3.4	—	(2.2)	(17.5)	426.8
Provision for income tax expense	(110.0)	(0.9)	(5.2)	0.6	4.5	(111.0)
Income from continuing operations attributable to Encompass Health	$333.1	$2.5	$(5.2)	$(1.6)	$(13.0)	$315.8
Diluted earnings per share from continuing operations**	$3.32	$0.02	$(0.05)	$(0.02)	$(0.13)	$3.15
Diluted shares used in calculation	100.3

*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Income from Continuing Operations Attributable to Encompass Health per Diluted Share to Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2025
		Adjustments
	As Reported	Income Tax Adjustments	Change in Fair Market Value of Marketable Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$632.2	$—	$—	$632.2
Depreciation and amortization	(159.1)	—	—	(159.1)
Interest expense and amortization of debt discounts and fees	(62.2)	—	—	(62.2)
Stock-based compensation	(23.8)	—	—	(23.8)
Loss on disposal or impairment of assets	(0.5)	—	—	(0.5)
Change in fair market value of marketable securities	1.0	—	(1.0)	—
Income from continuing operations before income tax expense	387.6	—	(1.0)	386.6
Provision for income tax expense	(92.6)	(11.6)	0.3	(103.9)
Income from continuing operations attributable to Encompass Health	$295.0	$(11.6)	$(0.7)	$282.7
Diluted earnings per share from continuing operations**	$2.88	$(0.11)	$(0.01)	$2.77
Diluted shares used in calculation	102.2

*    Reconciliation to GAAP provided on page 9
**    Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In Millions)
Net income	$207.4	$184.9	$455.6	$381.4
Loss (income) from discontinued operations, net of tax, attributable to Encompass Health	0.6	0.9	(15.3)	1.4
Net income attributable to noncontrolling interests included in continuing operations	(53.5)	(42.8)	(107.2)	(87.8)
Provision for income tax expense	53.6	51.0	110.0	92.6
Interest expense and amortization of debt discounts and fees	32.8	30.4	64.6	62.2
Depreciation and amortization	90.4	79.9	177.7	159.1
Loss on early extinguishment of debt	3.2	—	3.4	—
Loss on disposal or impairment of assets	2.1	0.3	2.4	0.5
Stock-based compensation	13.8	14.3	25.3	23.8
Change in fair market value of marketable securities	(2.4)	(0.3)	(2.2)	(1.0)
Gain on sale of Gamma Knife	—	—	(17.5)	—
Adjusted EBITDA	$348.0	$318.6	$696.8	$632.2

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In Millions)
Net cash provided by operating activities	$282.6	$270.2	$595.7	$558.8
Impact of discontinued operations	0.9	1.2	(20.3)	1.9
Net cash provided by operating activities of continuing operations	283.5	271.4	575.4	560.7
Capital expenditures for maintenance	(66.2)	(45.1)	(110.0)	(79.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(40.3)	(40.4)	(98.1)	(73.3)
Items not indicative of ongoing operating performance:
Transaction costs and related liabilities	—	—	3.5	—
Adjusted free cash flow	$177.0	$185.9	$370.8	$408.3
For the three months ended June 30, 2026, net cash used in investing activities was $235.6 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2026 was $76.9 million and resulted primarily from repurchases of common stock, distributions paid to noncontrolling interests of consolidated affiliates, and cash dividends paid on common stock partially offset by net debt borrowings.
For the three months ended June 30, 2025, net cash used in investing activities was $165.4 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2025 was $90.2 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of common stock, cash dividends paid on common stock, and net debt payments.
For the six months ended June 30, 2026 net cash used in investing activities was $385.7 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2026 was $179.4 million and resulted primarily from repurchases of common stock, distributions paid to noncontrolling interests of consolidated affiliates, cash dividends paid on common stock, and taxes paid on behalf of employees for shares withheld partially offset by net debt borrowings.
For the six months ended June 30, 2025, net cash used in investing activities was $323.9 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2025 was $220.6 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of common stock, net debt payments, and cash dividends paid on common stock.

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to the business, strategy, outlook, growth targets and guidance considerations, dividend strategies, effective income tax rates, cost trends, legislative and regulatory developments or their impacts, financial guidance, ability to return value to shareholders, projected capital expenditures, acquisition opportunities, development projects, addressable market size, other balance sheet and cash flow plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, possible reductions or other changes in Medicaid, including Medicaid directed and supplemental payment programs and Medicaid waiver programs, which may decrease our revenues and increase our provider tax expenses; infectious disease outbreak, including the speed, depth, geographic reach and duration of its spread, which could decrease our patient volumes and revenues and lead to staffing and supply shortages and associated cost increases; Encompass Health's infectious disease prevention and control efforts; the demand for Encompass Health’s services, including based on any downturns in the economy and consumer confidence in patient care; the price of Encompass Health's common stock as it affects Encompass Health's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' or partners’ information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction and Encompass Health's ability to adapt operations to those changes, including in connection with the CMS inpatient rehabilitation review choice demonstration project; competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis, including as part of the review choice demonstration; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing such as the transforming episode accountability model and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages, which may be worsened by infectious disease outbreaks, and the impact on Encompass Health's labor expenses from potential union activity, staffing shortages, and competitive compensation practices; general conditions in the economy and capital markets, including any instability or uncertainty related to trade war, armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in

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Encompass Health Corporation and Subsidiaries
Forward-Looking Statements
the cost of, or the decrease in the availability of, construction materials and necessary supplies, including as a result of tariffs and import restrictions; the increase in the costs of defending and insuring against alleged professional liability claims, and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's Form 10‑K for the year ended December 31, 2025 and Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, when filed.

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